         As filed with the Securities and Exchange Commission on January 8, 1999
                                             Registration Statement No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                        -------------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        -------------------------------
                    SUPERIOR CONSULTANT HOLDINGS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                                      38-3306717
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                      Identification No.)
                          4000 TOWN CENTER, SUITE 1100
                           SOUTHFIELD, MICHIGAN 48075
                                 (248) 386-8300
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)
                RICHARD D. HELPPIE, JR., CHIEF EXECUTIVE OFFICER
                    SUPERIOR CONSULTANT HOLDINGS CORPORATION
                          4000 TOWN CENTER, SUITE 1100
                           SOUTHFIELD, MICHIGAN 48075
                                 (248) 386-8300
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                  ---------------------------------------------
                                   COPIES TO:
                                WILLIAM E. DORAN
                             SACHNOFF & WEAVER, LTD.
                         30 S. WACKER DRIVE, 29TH FLOOR
                             CHICAGO, ILLINOIS 60606
                                 (312) 207-6412
                  ---------------------------------------------

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                    ---------------------
         If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                      ----------------------
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       ---------------------------------

                                     CALCULATION OF REGISTRATION FEE
=======================================================================================================================
                                                             PROPOSED                PROPOSED
         TITLE OF SHARES               AMOUNT TO         MAXIMUM OFFERING        MAXIMUM AGGREGATE       AMOUNT OF
        TO BE REGISTERED            BE REGISTERED(1)    PRICE PER SHARE(2)       OFFERING PRICE(2)    REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value ...        44,823           $     43.69 (2)       $  1,958,317 (2)          $544
=======================================================================================================================

(1) In accordance with Rule 416 under the Securities Act of 1933, Common Stock offered hereby shall also be deemed to cover additional securities to be offered or issued in connection with stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c), based on the average of the high and low reported price of the Company's Common Stock on December 31, 1998.

                        ---------------------------------

         THE REGISTRANT AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                 SUBJECT TO COMPLETION, DATED JANUARY 8, 1999.

     The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                  44,823 SHARES
                    SUPERIOR CONSULTANT HOLDINGS CORPORATION
                                  COMMON STOCK
                                 $0.01 PAR VALUE

THE COMPANY:
- We are a leading national healthcare consulting firm providing a wide range of information technology consulting and strategic and operations management consulting services to the healthcare industry
-    Superior Consultant Holdings Corporation
     4000 Town Center, Suite 1100
     Southfield Michigan 48075
-    Nasdaq Symbol: SUPC

THE  OFFERING:
- The Selling Stockholder (or its successors, distributees or permitted assigns) is offering 44,823 shares. The Company will not receive any of the proceeds from the sale of the shares.

- The Selling Stockholder may sell the shares from time to time, using a broker, dealer or agent, or directly, in open market transactions, block trades, ordinary brokers trades, in privately negotiated transactions or other types of transactions described under "Plan of Distribution." The Selling Stockholder or any broker or dealer may use the prospectus. The price at which the Selling Stockholder will sell the shares and commissions, if any, to be paid, may vary based on prevailing market prices or may be privately negotiated and as a result are not known at this time.

- There is an existing trading market for these shares. The last reported sale price on January 7, 1999 was $44.

      THIS INVESTMENT INVOLVES RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3

                             -----------------------

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. NOR HAVE THEY MADE, NOR WILL THEY MAKE, ANY DETERMINATION AS TO WHETHER ANY ONE SHOULD BUY THESE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------

               The date of this Prospectus is          , 1999.
                                             ---------

                                TABLE OF CONTENTS


RISK FACTORS...................................................................3

AVAILABLE INFORMATION.........................................................10

INFORMATION INCORPORATED BY REFERENCE.........................................11

THE COMPANY...................................................................12

USE OF PROCEEDS...............................................................12

SELLING STOCKHOLDERS..........................................................13

PLAN OF DISTRIBUTION AND OFFERING PRICE.......................................13

VALIDITY OF STOCK.............................................................14

EXPERTS.......................................................................14

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of the Company have not changed since the date hereof.

                                  RISK FACTORS

         Before you invest in our common stock, you should be aware that there are various risks, including those described below. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide whether to purchase shares of our common stock.

         Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate," and "continue" or similar words. You should read statements that contain these words carefully because they: (1) discuss our future expectations; (2) contain projections of our future results of operations or of our financial condition; or (3) state other "forward-looking" information. We believe it is important to communicate our expectations to our investors. However, there may be events in the future that we are not able to accurately predict or over which we have no control. The risk factors listed in this section, as well as any other cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our common stock, you should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus could have a material adverse effect on our business, operating results and financial condition.

         In addition to the other information in this prospectus, you should consider the following factors carefully in evaluating an investment in the shares offered by this prospectus:

         RECRUITMENT AND RETENTION OF PROFESSIONAL STAFF

         Our business involves the delivery of professional services and is labor-intensive. Our success depends in large part upon our ability to attract, develop, motivate and retain highly skilled consultants. Other consulting firms, healthcare providers and other healthcare industry participants, health information systems vendors, clients, systems integrators and many other enterprises significantly compete with us for employees with the skills required to perform the services we offer. We may not be able to attract and retain a sufficient number of highly skilled employees in the future, and we may not continue to be successful in training, retaining and motivating employees. The loss of a significant number of consultants and/or our inability to hire a sufficient number of qualified consultants would adversely affect our ability to secure, service and complete client engagements and could have an adverse effect on our business.

         VARIABILITY OF QUARTERLY OPERATING RESULTS

         Variations in our revenues and operating results can occur from quarter to quarter as a result of a number of factors, including:

         - The number and significance of active client engagements during a quarter;

         -  Delays incurred in connection with a project;

         -  Employee hiring and billing and utilization rates;

         -  The length of the sales cycle;

         - Possible inability to collect billings from clients that are experiencing financial difficulty

         -  Vacation days and total business days in a quarter;

         - The ability of clients to defer commitments on new projects until after the end of the calendar year or the client's fiscal year;

         -  The size and scope of assignments;

         - Whether our annual employees' meeting occurs during a particular quarter;

         -  Budgetary cycles and pressures; and

         -  General economic conditions.

         Because a substantial percentage of our expenses, particularly personnel and rent, are relatively fixed in advance of any particular quarter, variations in the size or number of client assignments or the timing of the initiation or the completion of client assignments can cause significant variations in operating results from quarter to quarter. Given the possibility of such fluctuations, we believe that comparisons of our results of operations for preceding quarters are not necessarily meaningful and that you should not rely upon the results for one quarter as an indication of future performance. Based on the preceding factors, it is possible that we may experience a shortfall in revenue or earnings from expected levels or otherwise fail to meet expectations of securities analysts or the market in general. In such event, the price of our common stock could be materially adversely affected.

         MANAGEMENT OF GROWTH

         We are growing rapidly. In the past, our growth has strained our internal resources, and this strain could continue in the future. We attempt to manage the demands on our resources by: (1) implementing and improving our operational, financial and management information systems, and (2) expanding, motivating and effectively managing our evolving and expanding workforce. In addition, our success will depend in large part on our ability to maintain high levels of consultant utilization, maintain or increase billing rates, maintain quality and accurately set and meet schedules. Our inability to manage effectively any of these variables could adversely affect the quality of our services, our ability to retain key personnel and our results of operations.

         CLIENT CONCENTRATION

         We derive a significant portion of our revenues from a relatively limited number of clients. For example, during 1996 and 1997 our five largest clients accounted for approximately 25.8% and 23.6%, respectively, of our revenues. During the first nine months of 1998 our five largest clients accounted for approximately 28.6% of our revenues. Two of our top five clients in 1996 were also among our five largest clients during 1997. Except for our outsourcing contracts, which typically are for more than one year, clients engage us on an assignment-by-assignment basis, and a client can generally terminate an assignment at any time without penalty. In addition, the level of our consulting services required by any individual client can diminish over the life of its relationship with us, and we cannot give any assurance that we will be successful in establishing relationships with new clients as this occurs. Moreover, we cannot give any assurance that our existing clients will continue to engage us for additional projects or do so at the same revenue levels. The loss of any significant client could adversely affect our business.

         VENDOR SYSTEMS CONCENTRATION

         The healthcare industry can choose among numerous healthcare information systems solutions. Vendors of these products come into and out of favor depending on a variety of factors. Although our consultants have expertise with the information systems developed by numerous healthcare information system vendors, we have historically experienced periodic revenue concentration from client projects involving the products of an evolving group of vendors. Our concentration of revenue is derived from the planning, management, process design and implementation of the products of three leading healthcare information systems vendors, Shared Medical Systems Corporation, HBO & Company and Cerner Corp. We believe that this concentration generally reflects the current favor of the healthcare industry participants that we serve to these vendors. Client projects involving the products of these three vendors, together, represented approximately 44.2% and 29.6% of our revenues in 1996 and 1997, respectively, and represented approximately 28.2% for the first nine months of 1998. Should one of these vendors (or any other vendors with whose products we have substantial involvement) lose favor in the healthcare industry, we would be required to refocus our efforts on alternative information systems products of other vendors. The loss of a major portion of our business with respect to any one of these vendors could adversely affect our business.

         DEPENDENCE ON SENIOR MANAGEMENT

         Our success is highly dependent upon the efforts, abilities and business generation capabilities of our senior management team, including our three most senior executive officers: Richard D. Helppie, Jr., President and Chief Executive Officer of the Company; Charles O. Bracken, Executive Vice President of Superior; and Robert R. Tashiro, Senior Vice President and Chief Operating Officer of Superior. Although we manage client relationships at many levels, the loss of the services of any of these key executives for any reason could adversely affect our business. Moreover, certain client and industry relationships and areas of expertise depend on the efforts, abilities and business generation capabilities of other members of our management team. The loss of any of these management team members could adversely affect our business.

         RISKS OF COMPLETED ACQUISITIONS; RISKS OF ACQUISITION STRATEGY

         Since our initial public offering, we have consummated nine acquisitions and we expect to continue to expand through acquisitions as a part of our growth strategy. However, we may not achieve the anticipated benefits of these acquisitions and may not fully implement our growth strategies, unless we successfully integrate and market our acquired services in a timely manner. The necessity of integrating personnel with disparate business backgrounds and corporate cultures may initially increase the difficulties of such integration. Management's focus on the integration of acquired companies and the implementation of our strategy may cause interruption, or loss of momentum, in our ongoing activities or one or more of the acquired companies. Such interruption or loss of momentum could adversely affect our business.

         We intend to continue to expand our geographic presence, industry expertise and technical scope through strategic acquisitions and alliances with companies that provide additional and complementary products, services or skills or have strategic client relationships. We may not be able to identify suitable acquisition candidates or, if identified, we may not be able to acquire such companies on suitable terms. Moreover, many other companies are competing for acquisition candidates, which could increase the price of acquisition targets and decrease the number of attractive companies available for acquisition. Acquisitions also involve a number of special risks, including:

         - Adverse effects on our reported operating results including increased goodwill amortization and interest expense;

         -  Diversion of management attention;

         - Risks associated with unanticipated problems, liabilities or contingencies;

         - Difficulties related to the integration and management of the acquired business;

         - Risks of entering markets in which we have limited or no direct expertise; and

         -  The potential loss of key employees of the acquired companies.

         In addition, acquisitions may require us to spend significant funds. An acquisition may not result in long-term benefits, and management may not be able to manage effectively the resulting business. The occurrence of some or all of the events described in these risks could have a material adverse effect on our business.

         HEALTHCARE INDUSTRY CONCENTRATION

         We derived substantially all of the revenues of our wholly-owned healthcare consulting subsidiary, Superior, in 1996 and 1997, from clients involved in the healthcare industry. These revenues represented 91.6% and 89.1%, respectively, of our total revenues on a consolidated basis for the same periods, and approximately 84.6% for the first nine months of 1998 . In addition, for 1997, our other wholly-owned subsidiary, Enterprise, derived 16.1% of its revenues from healthcare clients. As a result of our focus on healthcare consulting, our business, financial condition and results of operations are influenced by conditions affecting this industry, including changing political, economic and regulatory influences that may affect the procurement practices and operation of healthcare providers. Current conditions affecting the healthcare industry and the risks they create include:

         - Regulatory Change. Many federal and state legislators have announced that they intend to propose programs to reform the United States healthcare system at both the federal and state level and government agencies have intensified efforts to monitor fraud and abuse in healthcare programs reimbursed by federal and state agencies. These efforts could adversely affect our clients, result in lower reimbursement rates and change the environment in which providers operate and could otherwise adversely affect service providers such as ourselves.

         - Cost Pressure. Large private purchasers of healthcare services are placing increasing cost pressure on providers. Healthcare providers may react to these cost pressures and other uncertainties by curtailing or deferring investments, including investments in our services.

         - Industry Consolidation. Many healthcare providers are consolidating to create larger healthcare delivery organizations and are forming affiliations for purchasing products and services. These consolidations and affiliations reduce the number of potential customers for our services and the increased bargaining power of these organizations could lead to reductions in the amounts paid for our services. In addition, this consolidation is likely to result in the acquisition of certain of our clients, and such clients may scale back or terminate their relationship with us following their acquisition.

         The impact of these developments in the healthcare industry is difficult to predict and could have a material adverse effect on our business.

         PROJECT RISKS; LIMITED OUTSOURCING EXPERIENCE

         Many of our engagements involve projects which are critical to the operations of our clients' business and which provide benefits that may be difficult to measure. Our inability to meet a client's expectations in the performance of our services could damage our reputation and adversely affect our ability to attract new business. In addition, we could incur substantial costs and expend significant resources correcting errors in our work, and could possibly become liable for damages caused by such errors. For example, the healthcare industry faces potential difficulties with its information systems and business operations arising out of potential Year 2000 problems. We currently assist clients in auditing Year 2000 compliance and in taking steps to render information systems Year 2000 compliant. The year 2000 problem is the result of prior computer programs being written using two digits, rather than four digits, to define the applicable year. Any of our client's programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in major system failure or miscalculations. Additionally, we have assisted and continue to assist our clients in selecting and implementing software applications for the clients' use in their business. While we are not aware of any existing or potential claims, if Year 2000 related systems failures in the information systems or other systems of our clients occur, we could become involved in disputes which could negatively impact client relationships. A negative impact on client relationships could adversely affect our business whether or not we bear any responsibility, legal or otherwise, for the occurrence of those problems.

         We have established a program to provide healthcare IT outsourcing which includes interim management, personnel acquisition and facilities management, and/or the transfer of a client's information system assets--hardware/software and human resources--from an internal business function to an outsourced service. To implement our outsourcing program, we may be required to make substantial investments in capital assets and personnel for certain outsourcing contracts. We may also be dependent upon our ability to hire and retain some or all of an outsourcing client's former IT staff in order to provide appropriate service levels. The recent increase in government scrutiny of provider reimbursement practices could also adversely affect the provision of outsourcing services and its profitability. We have limited experience to date as an outsourcing provider, and we may not be able to either assess accurately the investment required for an outsourcing contract, or negotiate and perform any of our outsourcing contracts in a profitable manner. If we are successful in implementing our outsourcing strategy, we anticipate that competitors may increase their focus on this market. This increased focus could adversely affect our ability to obtain new outsourcing contracts as well as the profitability of any such contracts. In addition, any failure to perform adequately under our outsourcing agreements could adversely affect our ability to obtain future consulting engagements from these or other clients. As a result of our success in obtaining outsourcing contracts and the nature of the practices of certain recently acquired companies, an increasing portion of our projects are billed on a fixed-fee basis as opposed to our general method of billing on a time and materials basis. Any failure to estimate accurately the resources and related expenses required for a fixed-fee project or failure to complete our contractual obligations in a manner consistent with the project plan upon which our fixed-fee contract was based could adversely affect our business.

         COMPETITION

         The market for our services is highly fragmented, highly competitive and is subject to rapid change. We believe that we currently compete principally with a variety of market segments, including:

         -  systems integration firms;

         - national consulting firms, including the consulting divisions of large accounting firms;

         -  information system vendors;

         -  service groups of computer equipment companies;

         -  facilities management companies;

         -  general management consulting firms, and

         -  regional and specialty consulting firms.

         Many of our competitors have significantly greater financial, technical and marketing resources, generate greater revenues and have greater name recognition than we do. Moreover, those competitors that sell or license their own software may in the future attempt to limit or eliminate the use of third party consultants, such as ourselves, to implement and/or customize such software. In addition, vendors whose systems may enjoy wide market acceptance and large market share could enter into exclusive or restrictive agreements with other consulting firms which could eliminate or substantially reduce our implementation work for those systems. Entry barriers into our markets are relatively low, and we have faced and expect to face additional competition from new entrants into the healthcare consulting industry. In addition, combinations and consolidations in the consulting industry will give rise to larger competitors whose relative strengths are impossible to predict. We also compete with our clients' internal resources, particularly where these resources represent a fixed cost to the client. This internal client competition may heighten as consolidation of healthcare providers creates organizations large enough to support more sophisticated internal information management capabilities. Our inability to compete effectively with current and future competitors, and competitive pressures facing us (including wage pressures as the consultant labor market tightens) may reduce our revenue or operating margins or otherwise adversely affect our business.

          LIMITED PROTECTION OF PROPRIETARY SYSTEMS AND PROCEDURES

         Our success depends in part upon our information and communication systems, databases, tools, and the methods and procedures that we have developed specifically to serve our clients. Because we have no patents or registered copyrights, we rely on a combination of nondisclosure and other contractual arrangements and copyright, trademark and trade secret laws to protect our proprietary systems, information and procedures. We can offer no assurance that the steps we have taken to protect these rights will be adequate to prevent theft or detect unauthorized use, and we may not take appropriate steps to enforce our proprietary rights. We believe that our systems and procedures and other proprietary rights do not infringe upon the rights of third parties. However, if a party sues us in the future claiming that our business or systems infringe on their intellectual property, we may have to enter into expensive litigation regardless of the merits of such claims.

         INFLUENCE OF PRINCIPAL STOCKHOLDER

         When this offering is complete, our principal stockholder and Chief Executive Officer Richard D. Helppie, Jr., will beneficially own approximately 31% of our outstanding shares of Common Stock. As a result, Mr. Helppie will retain the voting power to exercise significant influence over the outcome of matters requiring a stockholder vote, including the election of directors and the approval of significant corporate matters. Such a concentration of control could adversely affect the market price of the common stock or could delay or prevent a change in control.

         LIMITED TRADING HISTORY OF COMMON STOCK; STOCK PRICE VOLATILITY

         The trading price of our common stock has fluctuated widely. In addition, in recent years the stock market has experienced extreme price and volume fluctuations. The overall market and the price of our common stock may continue to fluctuate greatly in the future.

         Our common stock was first publicly traded on October 10, 1996 after our initial public offering of common stock to the public at $16 per share. Between October 10, 1996 and January 7, 1999 the sale price has ranged from a low of $14-3/4 per share to a high of $48-1/4 per share. The market price of our common stock could continue to fluctuate substantially due to a variety of factors, including:

         - Quarterly fluctuations in results of operations;

         - Changes in the healthcare and IT consulting environments;

         - Announcement and market acceptance of acquisitions;

         - Adverse circumstances affecting the introduction or market acceptance of new services we might offer in the future;

         -  Announcements of key developments by competitors;

         -  Changes in earnings estimates by analysts;

         -  Sales of common stock by existing holders; and

         -  Loss of key personnel.

         The market price for our common stock may also be affected by our ability to meet analysts' expectations. Failure to meet such expectations, even if minor, could have a material adverse effect on the market price of our common stock. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to the operating performance of these companies. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such a company. If similar litigation were instituted against us, it could result in substantial costs and a diversion of our management's attention and resources, which could have an adverse effect on our business, operating results and financial condition.

         IMPACT OF ANTI-TAKEOVER PROVISIONS ON OUR STOCK PRICE

         Our certificate of incorporation and by-laws and the Delaware General Corporation Law include provisions that may be deemed to have antitakeover effects and may delay, defer or prevent a takeover attempt that stockholders might consider in their best interests. Our board of directors is divided into three classes, each of which is elected for staggered, three-year terms. Our by-laws contain provisions under which only the chairman of the board, a majority of the board of directors or stockholders owning at least 50% of our capital stock may call meetings of stockholders and which require certain advance notice procedures for nominating candidates for election to the board of directors. Our board of directors is empowered to issue up to 1,000,000 shares of preferred stock and to determine the price, rights, preferences and privileges of such shares, without any further stockholder action. The existence of this "blank-check" preferred stock could make more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, merger, proxy contest or otherwise. In addition, this "blank check" preferred stock, and an issuance thereof, may have an adverse effect on the market price of our common stock. Furthermore, we are subject to the antitakeover provisions of
Section 203 of the Delaware General Corporation Law that prohibit us from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person first becomes an "interested stockholder," unless the business combination is approved in a prescribed manner. The application of Section 203 and certain other provisions of the certificate of incorporation could also have the effect of delaying or preventing a change of control of the Company, which could adversely affect the market price of our common stock.

                              AVAILABLE INFORMATION

         We file reports, proxy statements and other information with the Commission. Those reports, proxy statements and other information may be obtained:

- At the Public Reference Room of the Commission, Room 1024 - Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549;

- At the public reference facilities at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 or Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661;

- By writing to the Commission, Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549;

- At the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, DC 20006; or

- From the Internet site maintained by the Commission at http://www.sec.gov. which contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

Some locations may charge prescribed or modest fees for copies.

         The Company has filed with the Commission a Registration Statement on Form S-3 (together with any amendments or supplements thereto, the "Registration Statement") under the Securities Act covering the shares of Common Stock offered by this prospectus. As permitted by the Commission, this prospectus, which constitutes a part of the Registration Statement, does not contain all the information included in the Registration Statement. You may obtain such additional information from the locations described above. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the contract or other document for all the details.


                      INFORMATION INCORPORATED BY REFERENCE

     We have previously filed the following documents with the Commission under the Securities Exchange Act of 1934, as amended, and they are incorporated into this prospectus by reference:

          (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed on March 31, 1998;

          (b) Our Proxy Statement for our Annual Meeting of Stockholders held on May 13, 1998, filed on April 10, 1998;

          (c) Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998 (filed on May 15, 1998), June 30, 1998 (filed on August 14, 1998)
and September 30, 1998 (filed on November 16,1998);

          (d) Our Current Report on Form 8-K filed on September 2, 1998, as amended; and

          (e) the description of our Common Stock contained in the Company's Registration Statement on Form 8-A, declared effective October 9, 1996.

          All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of this offering are incorporated by reference and become a part of this prospectus from their date of filing. Any statements contained in this prospectus or in a document incorporated by reference are modified or superseded for purposes of this prospectus to the extent that a statement contained in any such document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

          On request, we will provide anyone who receives a copy of this prospectus with a copy of any or all of the documents incorporated in this prospectus by reference. Written or telephone requests for such copies should be directed to our principal office: Superior Consultant Holdings Corporation, Investor Relations Department, 4000 Town Center, Suite 1100, Southfield, MI 48075.

                                   THE COMPANY

         Superior Consultant Holdings Corporation, through our wholly owned subsidiary, Superior Consultant Company, Inc., is a national healthcare consulting firm that provides a wide range of information technology ("IT") consulting and strategic and operations management consulting services to a broad cross-section of healthcare industry participants and healthcare information system vendors. We use our in-depth institutional knowledge and nationally deployed group of experienced consultants to help clients plan and execute business strategies. Our comprehensive continuum of solutions includes: strategic planning and operations management consulting; information systems planning, implementation and integration; and interim management and outsourcing.

         Our wholly-owned subsidiary, Enterprise Consulting Group, Inc., assists clients in various industries with network and telecommunication design and acquisition, enterprise messaging, intranet and web strategies, workgroup consulting, and software and application development solutions.

         Our executive offices are located at 4000 Town Center, Suite 1100, Southfield, MI 48075. Our telephone number is (248) 386-8300.


                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of any of the Shares by the Selling Stockholders herein.

                              SELLING STOCKHOLDERS

     We issued 6,328 shares of Common Stock to ACA Holding, Inc. (the "Selling Stockholder") pursuant to an Asset Purchase Agreement, dated as of December 7, 1998, among Superior Consultant Company, Inc., the Selling Stockholder and certain shareholders of the Selling Stockholder, under which we acquired certain assets and business operations of the Selling Stockholder (the "Purchase Agreement"). In addition, we issued to the Selling Stockholder pursuant to the Purchase Agreement shares of our Convertible Preferred Stock which may become convertible into up to 83,318 shares of Common Stock over the two years following the date of this prospectus depending upon the extent to which the acquired business meets certain financial performance criteria, and based on an assumed market price for our Common Stock of approximately $36 at the time of conversion. The Selling Stockholder does not have a material relationship with the Company.

     The following table sets forth for the Selling Stockholder the number of shares beneficially owned by the Selling Stockholder prior to this offering, the maximum number of shares to be offered and the number of shares beneficially owned by the Selling Shareholder after this offering, assuming that all of the shares being offered for sale are actually sold by the Selling Stockholder. The percentage of outstanding shares held by the Selling Stockholder is less than one percent.


                                        NUMBER OF SHARES           NUMBER OF SHARES BEING           NUMBER OF SHARES
                                        ----------------           ----------------------           ----------------
                                         OWNED PRIOR TO                  OFFERED (1)               AFTER OFFERING (1)
                                         --------------                  -----------               ------------------
       SELLING STOCKHOLDER                 OFFERING(1)
       -------------------                 -----------
ACA Holding, Inc. (2)                        89,646                        44,823                        44,823

----------------------
(1) The shares owned and offered hereby assume that the Convertible Preferred Stock is ultimately convertible for (and is in fact converted into) the maximum number of possible shares of Common Stock. The shares owned and offered hereby shall include, in addition to the numbers indicated, any additional shares of our Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of the Company's Common Stock.

(2) The Selling Stockholder may, in the event of its dissolution prior to the completion of this offering, distribute all or any part of the shares which it beneficially owns to the following persons: Lawrence J. Arthur, Bruce M. Bird, Scott Buckley, Richard L. Clark, Bradley A. Cochennet, Trustee of the Bradley A. Cochennet Trust U/T/A dated August 18, 1995, Deborah S. Lewis, Edward J. Lewis, C. Sue Martin, Marcia Petrie, Nelson A. Tilden and Marcia Petrie. In the event of such distribution, the shares will be offered by such persons pursuant to the Plan of Distribution. None of such persons has had any material relationship with us, except that certain of such persons, including Larry Arthur, have become employees of our subsidiary, Superior Consultant Company, Inc.


                     PLAN OF DISTRIBUTION AND OFFERING PRICE

     The Selling Stockholder, or the persons named in Note 2 to the table under "Selling Stockholders," above, or their respective pledgees, donees, transferees or other successors in interest may sell the shares offered hereby from time to time. Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise, at prices and at terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling
Stockholder may effect sales of the shares directly to purchasers or to or through broker-dealers, who may act as agents or principals. The shares may be sold by any method including one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may purchase and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; (c) an exchange distribution in accordance with the rules of such exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers and (e) through put or call options transactions relating to the shares. In effecting sales, brokers or dealers engaged by the Selling Stockholder may arrange for other brokers or dealers to participate. Brokers and dealers will receive commissions or discounts from the Selling Stockholder in amounts to be negotiated prior to the sale. The Selling Stockholder and any brokers or dealers participating in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any commissions received by such broker-dealers and any profits realized on the resale of shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Stockholder may agree to indemnify such broker-dealers with respect to the shares offered hereby against certain liabilities, including certain liabilities under the Securities Act. In addition, the Company has agreed to indemnify the Selling Stockholder with respect to the shares offered hereby against certain liabilities, including certain liabilities under the Securities Act or, if such indemnity is unavailable, to contribute toward amounts required to be paid in respect of such liabilities. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

     The Company will pay the registration expenses incident to the offering and sale of the shares by the Selling Stockholder to the public. Such expenses (estimated to be $20,000) include legal and accounting expenses, filing fees payable to the Commission, applicable state "blue sky" filing fees and printing expenses. The Company, however, will not pay for any expenses, commissions or discounts of underwriters, dealers or agents for the Selling Stockholder.

     Because the Selling Shareholder may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, the Selling Shareholder will be subject to the prospectus delivery requirements of the Securities Act.

     Any underwriters, brokers, dealers and agents who participate in any such sale may also be customers of, engage in transactions with or perform services for us or the Selling Stockholder in the ordinary course of business.

     Our Common Stock is currently traded on the Nasdaq National Market. The public offering price for any shares that are sold will be determined by the price indicated on such system at the time such sale occurs, or at such price as shall be determined through private negotiations between the buyer and the Selling Stockholder, or its agent.


                                VALIDITY OF STOCK

     The validity of the shares will be passed upon for the Company by Sachnoff & Weaver, Ltd., Chicago, Illinois ("S&W").

                                     EXPERTS

         The consolidated financial statements of the Company as of December 31, 1997 and 1996 and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997 have been incorporated by reference herein in reliance upon the report of Grant Thornton LLP, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of the Common Stock being registered hereby. All the amounts shown are estimated, except the SEC registration fee.


               SEC registration fee............................................    $     544
               Printing expenses...............................................        3,500
               Legal fees and expenses.........................................        6,000
               Accounting fees and expenses....................................        6,000
               Miscellaneous expenses..........................................        3,956
                                                                                   ---------

                                        Total..................................    $  20,000
                                                                                   =========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company is a Delaware corporation, subject to the applicable indemnification provisions of the General Corporation Law of the State of Delaware (the "DGCL"). Section 145 of the DGCL empowers a Delaware corporation to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened because such person is or was a director, officer, employee or agent of the corporation or was serving as such with respect to another corporation or other entity at the request of such corporation.

         In accordance with Section 102(b)(7) of the DGCL, Article XIII of the Company's Amended and Restated Certificate of Incorporation provides that "no director of the Corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by an amended DGCL. Any repeal or modification of this Article XIII by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification."

         The Company's Certificate of Incorporation and By-Laws contain provisions that require the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law.

         The Company has entered into indemnification agreements with each of its executive officers and directors in which the Company agrees to indemnify and hold harmless the officer or director to the fullest extent permitted by applicable law against any and all attorneys' fees and all other expense, cost, liability and loss (including a mandatory obligation by the Company to advance reimbursement of legal fees and expenses) paid or incurred by such officer or director or on his or her behalf in connection with any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation not initiated by the officer or director that he or she believes in good faith might lead to a proceeding, inquiry or investigation (a proceeding) relating to the fact that the officer or director is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of any action or inaction by the officer or director in such capacity. However, the Company's obligation to indemnify the officer or director is subject to a determination by: (i) the Company's Board of Directors, by vote of the majority of disinterested directors, or such person or body appointed by the Board of Directors who is a disinterested party; (ii) under certain circumstances, independent legal counsel appointed by the Board of Directors in a written opinion; or (iii) a court of competent jurisdiction in a final, nonappealable adjudication, that the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, the officer or director had no reasonable cause to believe that his or her conduct was unlawful.


ITEM 16. EXHIBITS.

     (a) Exhibits:

           4    Specimen Common Stock Certificate (1)

           5 Opinion of Sachnoff & Weaver, Ltd. regarding the legality of the securities being registered

          23.1  Consent of Grant Thornton LLP

          23.2  Consent of Sachnoff & Weaver, Ltd. (included in Exhibit 5)

          24 Powers of Attorney (included on the Signature Page of this Registration Statement)

(1) Incorporated by reference from the Registrant's Form S-1 Registration Statement as filed with the SEC on August 15, 1996 (File No. 333-10213).

ITEM 17. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for the indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on January 8, 1999.

                                   SUPERIOR CONSULTANT HOLDINGS
                                   CORPORATION

                                   BY:  /s/ James T. House
                                      ------------------------------------------
                                        James T. House, Chief Financial Officer

     The undersigned officers and directors of Superior Consultant Holdings Corporation, hereby severally constitute and appoint Richard P. Saslow and James
T. House, and each of them singly, our true and lawful attorneys and agents, with full power to them, and each of them, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Superior Consultant Holdings Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


             SIGNATURE                                           TITLE                                        DATE
----------------------------------------        ----------------------------------------------       -------------------

        /s/ Richard D. Helppie, Jr.             Chairman, Chief Executive Officer and
----------------------------------------        Director                                             January 8, 1999
            Richard D. Helppie, Jr.

            /s/ James T. House
----------------------------------------        Chief Financial Officer                              January 8, 1999
                James T. House

           /s/ Richard P. Saslow                Vice President, General Counsel and Director
----------------------------------------        Director                                             January 8, 1999
               Richard P. Saslow

      /s/ Reginald M. Ballantyne III            Director                                             January 8, 1999
----------------------------------------
          Reginald M. Ballantyne III

                                                Director                                             January 8, 1999
----------------------------------------
              Bernard J. Lachner

           /s/ Kenneth S. George                Director                                             January 8, 1999
----------------------------------------
               Kenneth S. George

           /s/ John L. Silverman
----------------------------------------         Director                                             January 8, 1999
               John L. Silverman
           /s/ Douglas S. Peters
----------------------------------------         Director                                             January 8, 1999
               Douglas S. Peters
            /s/ C. Everett Koop
----------------------------------------         Director                                             January 8, 1999
                C. Everett Koop

                                 Exhibit Index
                                 -------------

Exhibit No.                   Description
-----------                   -----------
     5.1                      Opinion of Sachnoff & Weaver, LTD

    23.1                      Consent of Grant Thronton LLP